Exhibit 5.4

May 26, 2011

Exeter Educational Management Systems, Inc.

c/o SunGard Data Systems Inc.

680 East Swedesford Road

Wayne, Pennsylvania 19087

Ladies and Gentlemen:

We have acted as counsel to Exeter Educational Management Systems, Inc., a Massachusetts corporation (the “Massachusetts Guarantor”), in connection with the registration by SunGard Data Systems Inc., a Delaware corporation (“SunGard”), of (i) SunGard’s 10 5/8% Senior Notes due 2015 (the “2015 Senior Notes”) and the guarantee issued by the Massachusetts Guarantor (the “2015 Senior Notes Guarantee”) with respect to the 2015 Senior Notes, (ii) SunGard’s 7 3/8% Senior Notes due 2018 (the “2018 Senior Notes”) and the guarantee issued by the Massachusetts Guarantor (the “2018 Senior Notes Guarantee”) with respect to the 2018 Senior Notes, (iii) SunGard’s 7 5/8% Senior Notes due 2020 (the “2020 Senior Notes”) and the guarantee issued by the Massachusetts Guarantor (the “2020 Senior Notes Guarantee”) with respect to the 2020 Senior Notes and (iv) SunGard’s 10 1/4% Senior Subordinated Notes due 2015 (the “2015 Senior Subordinated Notes”) and the guarantee issued by the Massachusetts Guarantor (the “2015 Senior Subordinated Notes Guarantee” and, together with the 2015 Senior Notes Guarantee, the 2018 Senior Notes Guarantee and the 2020 Senior Notes Guarantee, the “Guarantees”) with respect to the 2015 Senior Subordinated Notes, in each case registered under the Securities Act of 1933, as amended (the “Securities Act”) and in each case to be offered solely for market making purposes by an affiliate of SunGard (the “Registration”).

The 2015 Senior Notes and the 2015 Senior Notes Guarantee have been issued under an indenture dated as of September 29, 2008 (as supplemented by the supplemental indenture set forth on Schedule I attached hereto, the “2015 Senior Notes Indenture”), among SunGard, the Massachusetts Guarantor, the other guarantors party thereto (together with the Massachusetts Guarantor, the “Guarantors”) and The Bank of New York Mellon, as trustee. The terms of the 2015 Senior Notes Guarantee are contained in the 2015 Senior Notes Indenture. The 2018 Senior Notes and the 2018 Senior Notes Guarantee have been issued under an indenture dated as of November 16, 2010 (the “2018 Senior Notes Indenture”), among SunGard, the Guarantors and The Bank of New York Mellon, as trustee. The terms of the 2018 Senior Notes Guarantee are contained in the 2018 Senior Notes Indenture. The 2020 Senior Notes and the 2020 Senior Notes

Exeter Educational Management Systems, Inc.	May 26, 2011

Guarantee have been issued under an indenture dated as of November 16, 2010 (the “2020 Senior Notes Indenture”), among SunGard, the Guarantors and The Bank of New York Mellon, as trustee. The terms of the 2020 Senior Notes Guarantee are contained in the 2020 Senior Notes Indenture. The 2015 Senior Subordinated Notes and the 2015 Senior Subordinated Notes Guarantee have been issued under an indenture dated as of August 11, 2005 (as supplemented by the supplemental indentures set forth on Schedule II attached hereto, the “2015 Senior Subordinated Notes Indenture” and, together with the 2015 Senior Notes Indenture, the 2018 Senior Notes Indenture and the 2020 Senior Notes Indenture, the “Indentures”), among Solar Capital Corp., a Delaware corporation which merged with and into SunGard, SunGard, the Guarantors and The Bank of New York Mellon, as trustee. The terms of the 2015 Senior Subordinated Notes Guarantee are contained in the 2015 Senior Subordinated Notes Indenture. This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined and relied upon the information set forth in the Registration Statement on Form S-1 (the “Registration Statement”), filed by SunGard and the Guarantors with the Securities and Exchange Commission (the “Commission”) relating to the Registration and such other records, agreements, certificates and documents, and have made such other and further investigations, as we have deemed necessary as a basis for the opinions expressed herein. As to questions of fact not independently verified by us, we have relied upon certificates of public officials and officers of the Massachusetts Guarantor.

We express no opinion as to the laws of any jurisdiction other than those of The Commonwealth of Massachusetts and the federal laws of the United States of America.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.	Each of the Indentures has been duly authorized by the Massachusetts Guarantor.

2.	Each of the Guarantees by the Massachusetts Guarantor has been duly authorized by the Massachusetts Guarantor.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus included therein. In giving this consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. We understand and agree that Simpson Thacher & Bartlett LLP may rely upon

Exeter Educational Management Systems, Inc.	May 26, 2011

this opinion as if it were an addressee hereof for the purpose of providing the opinion to be delivered by such firm in connection with the Registration Statement.

Very truly yours,

/s/ Ropes & Gray LLP

ROPES & GRAY LLP

Schedule I

Supplemental Indenture No. 1, dated as of January 26, 2010, between GL Trade Overseas, Inc. and The Bank of New York Mellon, as trustee

Schedule II

Supplemental Indenture No. 1, dated as of May 25, 2006, among SunGard ERisk Inc., The GetPaid LLC and The Bank of New York Mellon, as trustee

Supplemental Indenture No. 2, dated as of August 14, 2006, between SunGard SSF Canada Holdings Inc. and The Bank of New York Mellon, as trustee

Supplemental Indenture No. 3, dated as of October 13, 2006, between SunGard ProNvest Inc., SunGard Signix Inc. and The Bank of New York Mellon, as trustee

Supplemental Indenture No. 4, dated as of December 4, 2006, between Integrated Business Systems, Inc. and The Bank of New York Mellon, as trustee

Supplemental Indenture No. 5, dated as of December 19, 2006, between Automated Financial Systems Corporation and The Bank of New York Mellon, as trustee

Supplemental Indenture No. 6, dated as of December 31, 2006, between SunGard iWORKS Holdings Inc. and The Bank of New York Mellon, as trustee

Supplemental Indenture No. 7, dated as of December 31, 2006, between SunGard iWORKS Holdings P&C (US) Inc. and The Bank of New York Mellon, as trustee

Supplemental Indenture No. 8, dated as of December 31, 2006, between SunGard iWORKS P&C (US) Inc. and The Bank of New York Mellon, as trustee

Supplemental Indenture No. 9, dated as of January 19, 2007, between SunGard Institutional Products LLC and The Bank of New York Mellon, as trustee

Supplemental Indenture No. 10, dated as of February 13, 2007, between SunGard AvantGard (US) Inc. and The Bank of New York Mellon, as trustee

Supplemental Indenture No. 11, dated as of March 13, 2007, between Aceva Technologies LLC and The Bank of New York Mellon, as trustee

Supplemental Indenture No. 12, dated as of March 13, 2007, between SunGard VeriCenter, Inc. and The Bank of New York Mellon, as trustee

Supplemental Indenture No. 13, dated as of October 15, 2007, between Applied Securities Technical Evaluation & Consulting, Inc. and The Bank of New York Mellon, as trustee

Supplemental Indenture No. 14, dated as of October 15, 2007, between Cooperative Research Solutions, Inc. and The Bank of New York Mellon, as trustee

Supplemental Indenture No. 15, dated as of December 12, 2007, between Wall Street Concepts LLC and The Bank of New York Mellon, as trustee

Supplemental Indenture No. 16, dated as of March 18, 2008, between Advanced Portfolio Technologies, Inc. and The Bank of New York Mellon, as trustee

Supplemental Indenture No. 17, dated as of January 26, 2010, between GL Trade Overseas, Inc. and The Bank of New York Mellon, as trustee